Registration No. 333-

                            FORM S-8
                     REGISTRATION STATEMENT
                              UNDER
                   THE SECURITIES ACT OF 1933
                     _______________________

                       ENTERGY CORPORATION
     (Exact name of Registrant as specified in its charter)

           Delaware                      72-1229752
 (State or other jurisdiction         (I.R.S. Employer
      of Incorporation or          Identification Number)
         organization)
                                            70113
       639 Loyola Avenue                 (Zip Code)
    New Orleans, Louisiana
     (Address of principal
      executive offices)

                       EQUITY AWARDS PLAN
             OF ENTERGY CORPORATION AND SUBSIDIARIES
                    (Full title of the plan)
               ___________________________________

        C. John Wilder           John M. Adams, Jr., Esq.
   Executive Vice President      Associate General Counsel
  and Chief Financial Officer    Corporate and Securities
      Entergy Corporation         Entergy Services, Inc.
       639 Loyola Avenue             639 Loyola Avenue
 New Orleans, Louisiana 70113  New Orleans, Louisiana 70113
        (504) 576-3391                (504) 576-2095
(Names, addresses and telephone numbers, including area code, of agents for service)

                 CALCULATION OF REGISTRATION FEE

                                  Proposed     Proposed
                                   Maximum      Maximum
 Title of               Amount    Offering     Aggregate     Amount of
 Securities             to be     Price Per    Offering    Registration
 to be Registered     Registered  Share (1)    Price (1)        Fee

 Common Stock, $.01    12,000,000  $41.88    $502,560,000   $46,235.52
 par value                 Shares

(1) Estimated solely for the purpose of calculating the registration fee, pursuant to Rule 457(h) and Rule 457(c) under the Securities Act of 1933, on the basis of the average of the high and low prices paid for a share of Entergy Corporation Common Stock on June 17, 2002 as reported on the New York Stock Exchange Composite Transactions Tape.

- - - - - -

Pursuant to Rule 429 of the Securities Act of 1933, the prospectus that is part of this Registration Statement also relates to securities registered and remaining unissued under Registration Statement No. 333-55692 previously filed by the Registrant.





    INCORPORATION OF CONTENTS OF PRIOR REGISTRATION STATEMENT
    The contents of Registration Statement No. 333-55692 are
                incorporated herein by reference.




       INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 8.             EXHIBITS

          5         Legality Opinion of John M. Adams, Jr., Esq.

          10        Equity Awards Plan of Entergy Corporation and
          Subsidiaries (included as Exhibit A-4 to Post-Effective
          Amendment No. 2 in File No. 70-9189)

          23        Consent of Deloitte & Touche LLP



                        POWER OF ATTORNEY

          Each director and officer of the issuer whose signature appears below hereby appoints Nathan E. Langston and John M. Adams, Jr., and each of them severally, as his attorney-in-fact to sign in his name and behalf, in any and all capacities stated below, and to file with the Securities and Exchange Commission, any and all amendments, including post-effective amendments, to this Registration Statement and the issuer hereby also appoints Nathan E. Langston and John M. Adams, Jr., and each of them severally, as its attorney-in-fact with like authority to sign and file such amendments in its name and behalf.

                           SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Orleans, State of Louisiana, on the 21st day of June, 2002.

                             ENTERGY CORPORATION


                             By:   /s/ C. John Wilder
                                          C. John Wilder
                                     Executive Vice President
                                    and Chief Financial Officer


      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

           Name                      Title                 Date

/s/ Robert v. d. Luft       Chairman of the Board     June 21, 2002
Robert v. d. Luft

/s/ Wayne Leonard           Director and Chief        June 21, 2002
Wayne Leonard               Executive Officer

/s/ C. John Wilder          Executive Vice President  June 21, 2002
C. John Wilder              and Chief Financial
                            Officer

/s/ Nathan E. Langston      Senior Vice President     June 21, 2002
Nathan E. Langston          and
                            Chief Accounting Officer

/s/ Maureen S. Bateman      Director                  June 21, 2002
Maureen S. Bateman

/s/ W. Frank Blount         W. Frank Blount           June 21, 2002
W. Frank Blount

/s/ George W. Davis         Director                  June 21, 2002
George W. Davis

/s/ Simon D. deBree         Director                  June 21, 2002
Simon D. deBree

/s/ Claiborne P. Deming     Director                  June 21, 2002
Claiborne P. Deming

/s/ Norman C. Francis       Director                  June 21, 2002
Norman C. Francis

/s/ Kathleen A. Murphy      Director                  June 21, 2002
Kathleen A. Murphy

/s/ Paul W. Murrill         Director                  June 21, 2002
Paul W. Murrill

/s/ James R. Nichols        Director                  June 21, 2002
James R. Nichols

/s/ William A. Percy, II    Director                  June 21, 2002
William A. Percy, II

/s/ Dennis H. Reilley       Director                  June 21, 2002
Dennis H. Reilley

/s/ Wm. Clifford Smith      Director                  June 21, 2002
Wm. Clifford Smith

/s/ Bismark A. Steinhagen   Director                  June 21, 2002
Bismark A. Steinhagen